UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2007

AIR METHODS CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Commission file number 0-16079

Delaware	84-0915893
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

7301 South Peoria, Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (303) 792-7400

Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report:  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.                      OTHER EVENTS

Air Methods has been informed that Aaron D. Todd, Chief Executive Officer and Director of the Company,  has established a plan to manage the exercise of certain stock options and the sale of certain shares.

The plan expires December 31, 2009, unless terminated earlier by Mr. Todd or other conditions under the plan are satisfied in advance of that date. The plan is in accordance with Rule 10b5-1 under the  Securities  Exchange Act of 1934.  Rule 10b5-1 allows employees, at a time when they are not in possession of material nonpublic information, to adopt written plans to sell shares on a regular basis, regardless of any  subsequent nonpublic information they may receive, or the price of the stock at the time of the sale.

Under the plan, beginning in September 2007, Mr. Todd will exercise a certain number of stock options, periodically in 2007 and once each month in 2009, if the closing price of the Company’s common stock is above a specified amount.   The options to be exercised in 2007 are currently vested.  The options to be exercised in 2009 will vest on January 1, 2009, and will expire on January 1, 2010.  Mr. Todd will be selling a fixed number of shares into the market in 2007 and each month in 2009 and using some of the sales proceeds to pay the option exercise price, and any related income tax.

Under the Plan Mr. Todd may exercise options to purchase up to 150,000 shares and sell up to 138,300 shares.  Mr. Todd currently owns 21,110 shares of common stock, vested options to acquire 41,667 shares of common stock, and unvested options to acquire 158,333 shares of common stock.

Mr. Todd has indicated that he is adopting the plan primarily in order to exercise the options that will vest on January 1, 2009 and have a one year exercise period, to gradually diversify his holdings, and to minimize the market effect of such sales by spreading them over a more extended period than the traditional trading window would allow.

This report, including the information incorporated by reference, contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The use of any of the words “believe,” “expect,” “anticipates,” “plan,” “estimate,” and similar expressions are intended to identify such statements. These statements are based on the Company’s assumptions and estimates and are subject to risks and uncertainties. There are possible developments that could cause actual results to differ materially from those forecast or implied in the forward-looking statements. The Company undertakes no obligation to update any forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR METHODS CORPORATION

Date: August 13, 2007	by	\s\ Trent Carman
On behalf of the Company, and as Chief Financial Officer

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